Contact: Barbara B. Lucas
                                     Senior Vice President-Public Affairs
                                     (410) 716-2980

                                     F. Robert Hunter
                                     Vice President-Investor Relations
                                     (410) 716-3979


FOR IMMEDIATE RELEASE:     Tuesday, January 27, 1998

SUBJECT: Black & Decker Reports Record  Fourth-Quarter and Full-Year Results for
         1997; Announces Strategic Repositioning Plan, Including Divestitures and Global Restructuring; Adopts Stock Repurchase Program

TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) today announced that sales for the fourth quarter of 1997 increased 4% to $1.52 billion from $1.45 billion in the fourth quarter of 1996. Excluding the effects of foreign currency translation, sales increased 8%. Earnings before taxes for the quarter increased 38% to $149.2 million from $108.2 million, excluding non-recurring charges, in the same period of 1996. Net earnings were $97.0 million or $1.00 per diluted share compared to $87.8 million or $.91 per diluted share, excluding non-recurring charges and credits, in the previous year. Including non-recurring charges and credits, net earnings in the fourth quarter of 1996 were $90.6 million or $.94 per diluted share.

         For the full year, sales increased 1% (up 4% excluding the effects of foreign exchange translation) to $4.94 billion from $4.91 billion in 1996. Earnings before taxes rose 19% in 1997 to $349.5 million from $294.0 million, excluding non-recurring charges and credits, a year earlier. The Corporation's tax rate was 35% for the year compared to 24% in 1996. Despite the substantial tax-rate increase, net earnings increased to $227.2 million or $2.35 per diluted share compared to $223.4 million or $2.32 per diluted share, excluding non-recurring credits and charges, in 1996. Including non-recurring items, net earnings in 1996 were $229.6 million or $2.39 per diluted share.
                                     (more)

Page Two
         The Corporation also announced a comprehensive strategic repositioning plan designed to intensify focus on core operations, reduce costs, and improve operating performance. The repositioning plan has three components:
         (1) the divestiture of Household Products in North America, Latin America, and Australia, as well as Emhart Glass and True Temper Sports;
         (2)  a global restructuring program; and
         (3) the repurchase of up to 10% of the outstanding shares of Black & Decker common stock.


         Related to the strategic repositioning, the Corporation has elected to change the basis upon which it accounts for goodwill. The change, from the undiscounted cash flow basis to the discounted cash flow basis, will result in a non-cash charge of approximately $900 million in the first quarter of 1998. The goodwill write-down will have the effect of reducing annual goodwill amortization, which is not tax-deductible, by approximately $.28 per share based on shares currently outstanding.

         In addition to selling the non-strategic Emhart Glass and True Temper Sports operations, the Corporation will divest its Household Products business in North America, Latin America, and Australia. Over the years, this business has generated inconsistent results and generally low returns, particularly in Brazil and Australia, where household products represent a disproportionate share of the Corporation's local operations. Exiting this business will establish a more predictable, consistent earnings base for the Corporation.

         Management expects the divestitures to be completed within the next six months and estimates that aggregate net proceeds will be in excess of $500 million. The divestitures are expected to result in annual earnings dilution of approximately $.30 per share based on shares currently outstanding.
                                     (more)

Page Three
         The restructuring program, which is intended to reduce the Corporation's cost structure substantially, will be implemented over a period of two years. When completed, it is expected to generate annual savings of more than $100 million, which will enhance the Corporation's ability to achieve its average annual earnings-per-share growth target of 15%. The estimated pre-tax cost of the program is approximately $250 million, of which the Corporation expects nearly $200 million to be recorded in the first quarter of 1998 and the remainder as the program progresses. In addition to the restructuring charges, certain related non-recurring expenses will be recorded as operating costs during the course of the program.

         Approximately 3,000 positions, mostly from international operations, or 10% of the Corporation's total employment will be eliminated over the two-year period through restructuring. Approximately $200 million or 80% of the total estimated restructuring cost will be paid in cash, primarily to meet severance obligations. The remaining portion will be a non-cash charge mainly reflecting the write-down of assets.

         The Board of Directors has authorized the Corporation to repurchase up to 10% of its outstanding shares of common stock over the next two years. Proceeds from the sale of businesses and free cash flow will be used to fund the stock repurchase program. Approximately 95 million shares are currently outstanding.

         Commenting on the financial results for the year, Nolan D. Archibald, Chairman and Chief Executive Officer, said, "Exceptionally strong fourth-quarter performance helped to make 1997 a record year for Black & Decker. Sales and net earnings, excluding non-recurring items in previous years, rose to the highest levels in our history. Generally higher margins associated with new products, together with more efficient manufacturing, tighter cost control, and reduced borrowing expense, more than offset competitive price pressure and contributed to an increase in earnings before taxes of 19% compared to the amount reported last year, excluding non-recurring items. Consequently, despite an 11 percentage-point increase in our tax rate in 1997, earnings per share excluding non-recurring items increased for the fifth consecutive year, yielding a nearly 30% compound annual growth rate for the five-year period.
                                     (more)

Page Four
         "Power Tools and Accessories, Security Hardware, and Fastening and Assembly Systems reported record sales and operating income for the year. Innovative new products, strong market positions, and effective advertising and promotional programs in all businesses contributed to our success.

         "In Power Tools and Accessories, the most substantial gains for the year occurred in North America. European operations also improved significantly despite the negative impact of currency fluctuations in that region. Our Latin American unit reported good progress overall despite difficult retail conditions in Brazil, where household products account for most of our business. Results in Asia were soft, largely because of economic turmoil.

         "Although Asian markets are likely to remain weak for some time, we do not expect this situation to have a significant effect on Black & Decker's future results. The region accounted for less than 4% of our aggregate sales and a considerably smaller proportion of total profits in 1997.

         "DEWALT(R) professional product sales increased substantially during 1997, led by the new machinery and 18-volt reciprocating saw lines. Worldwide sales of DEWALT products and product service approached $1 billion in 1997 and have grown consistently at a double-digit rate each year since DEWALT was launched in 1992. We also gained momentum in consumer markets, particularly in North America, with very strong demand for the Wood Hawk(TM) circular saw, the Wizard(TM) rotary tool line, and products powered by the VERSAPAK(R) interchangeable battery system.

         "Free cash flow of $150 million for 1997 exceeded our $100 million target, despite an increase in inventory during the year to support higher levels of customer service. This brings our average free cash flow to approximately $135 million annually over the past four years."

         Commenting on the strategic repositioning, Mr. Archibald said, "This comprehensive plan represents a fundamental `retooling' of Black & Decker. It will allow us to focus on our core businesses, accelerate growth, reduce costs substantially, and achieve more consistent operating performance. Through this strategic repositioning, we intend to become the world's preeminent manufacturer and marketer of power tools, hardware, and building products.
                                     (more)

Page Five
         "One of the first steps toward realizing this vision is to rationalize our business mix. Therefore, we are aggressively pursuing the sale of Household Products, Emhart Glass, and True Temper Sports. We have engaged investment bankers to assist in these divestitures and expect to complete the transactions within the next six months. In the meantime, we intend to operate each of these businesses at its full potential.

         "When the divestitures are completed, we will be in a position to focus exclusively on core businesses to better leverage our competitive advantages in new product development, brand management, and global distribution. We believe that a repositioned Black & Decker, consisting of Power Tools and Accessories, Security Hardware, Plumbing Products, and Fastening and Assembly Systems, can grow sales at an average annual rate approaching double-digits. We expect to achieve this accelerated growth through continued internal expansion, supplemented by acquisitions that extend current product lines and add complementary product categories. As we intensify product development efforts and pursue selective acquisitions to fuel sales growth, we expect higher-margin new products to increase to 25% to 35% of sales, up from approximately 20% in 1997.

         "When completed, the restructuring program should generate savings of more than $100 million annually to ensure that we reach our growth targets. It also will enable us to redefine how we do business as we move into the next century with more simplified operations and a tighter knit, more flexible global organization. Over the 24-month period, we anticipate eliminating approximately 10% of our workforce, mostly from international operations, and approximately 15% of our total manufacturing floor space.

         "The most comprehensive restructuring will occur in Power Tools and Accessories, where plans call for rationalizing the manufacturing plant and design center network. Having closed eight plants since 1992 in our various businesses, we will soon begin to shut down four major plants and eliminate certain design centers. Most power tool production will be transferred to other existing facilities. Specific action plans have been developed, and details will be announced as the program progresses. This rationalization alone will result in reductions of approximately 10% of the workforce and 25% of the manufacturing floor space in Power Tools and Accessories.
                                     (more)

Page Six
         "We also intend to make sweeping changes in the way we operate that business in Europe, going far beyond those made in recent years and creating a truly pan-European operation. For example, we will consolidate distribution and transportation; centralize finance, marketing, and support services; streamline supply chain management; initiate cross-border key account management; and invest in state-of-the-art SAP R/3 information systems similar to investments being made in North America.

         "While Power Tools and Accessories will sustain the most fundamental change, all of our remaining businesses will participate in restructuring. We will announce specific actions during the course of the program.

         "The prospect of a more profitable sales mix from existing businesses and acquisitions, together with benefits from high-impact restructuring actions, reinforces our confidence in Black & Decker's ability to realize our goal of 13% annualized return on sales by 1999 and to raise our target return to 15% in the future. With our ROS at these higher levels, we will be in a much stronger position to generate consistent improvement in earnings per share. Furthermore, we believe that the repositioned Black & Decker, despite the sale of businesses, will remain capable of generating a minimum of $100 million in average annual free cash flow.

         "A nearly 30% compound growth rate in earnings per share excluding non-recurring items over the past five years is evidence of substantial operating improvement at our company. Through comprehensive restructuring and a steady stream of innovative new products, bolstered by state-of-the-art information and business systems, we have a unique opportunity to establish a base upon which to grow and prosper consistently for many years to come.

         "The combined effect of the elimination of the volatile effect of Household Products on our results, a single-minded focus on our core businesses, a world-class cost structure, strong market positions and brand names, global distribution, international growth prospects, and proven new product development capability, signals a new era for Black & Decker."
                                     (more)

Page Seven
         This release includes forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, filed January 27, 1998.

         Black & Decker is a global marketer and manufacturer of quality products used in and around the home and for commercial applications.

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)




                                                                                        Three Months Ended
                                                                             ----------------------------------------
                                                                              December 31, 1997     December 31, 1996
                                                                             ------------------    ------------------

SALES                                                                        $          1,518.4    $          1,454.8
    Cost of goods sold                                                                    968.0                 947.1
    Selling, general, and administrative expenses                                         365.4                 366.1
    Restructuring costs                                                                     -                     9.7
                                                                             ------------------    ------------------
OPERATING INCOME                                                                          185.0                 131.9
    Interest expense (net of interest income)                                              30.7                  29.1
    Other expense                                                                           5.1                   4.3
                                                                             ------------------    ------------------
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                   149.2                  98.5
    Income taxes                                                                           52.2                   7.9
                                                                             ------------------    ------------------
EARNINGS FROM CONTINUING OPERATIONS                                                        97.0                  90.6
    Earnings from discontinued operations                                                   -                     -
                                                                             ------------------    ------------------
NET EARNINGS                                                                 $             97.0    $             90.6
                                                                             ==================    ==================


NET EARNINGS PER COMMON SHARE -  BASIC:
    Earnings from continuing operations                                      $             1.02    $              .97
    Earnings from discontinued operations                                                  -                     -
                                                                             ------------------    ------------------
        NET EARNINGS PER COMMON SHARE - BASIC                                $             1.02    $              .97
                                                                             ==================    ==================
Shares Used in Computing Basic Earnings Per Share (in Millions)                            94.8                  93.2
                                                                             ==================    ==================

NET EARNINGS PER COMMON SHARE -  ASSUMING DILUTION:
    Earnings from continuing operations                                      $             1.00    $              .94
    Earnings from discontinued operations                                                  -                     -
                                                                             ------------------    ------------------
        NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION                    $             1.00    $              .94
                                                                             ==================    ==================
Shares Used in Computing Diluted Earnings Per Share (in Millions)                          96.9                  96.4
                                                                             ==================    ==================


                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)



                                                                                              Year Ended
                                                                             ----------------------------------------
                                                                              December 31, 1997     December 31, 1996
                                                                             ------------------    ------------------

SALES                                                                        $          4,940.5    $          4,914.4
    Cost of goods sold                                                                  3,169.2               3,156.6
    Selling, general, and administrative expenses                                       1,282.0               1,309.6
    Restructuring costs                                                                     -                    91.3
                                                                             ------------------    ------------------
OPERATING INCOME                                                                          489.3                 356.9
    Interest expense (net of interest income)                                             124.6                 135.4
    Other expense                                                                          15.2                  18.8
                                                                             ------------------    ------------------
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                   349.5                 202.7
    Income taxes                                                                          122.3                  43.5
                                                                             ------------------    ------------------
EARNINGS FROM CONTINUING OPERATIONS                                                       227.2                 159.2
    Earnings from discontinued operations (net of income
        taxes of $55.6 for 1996)                                                            -                    70.4
                                                                             ------------------    ------------------
NET EARNINGS                                                                 $            227.2    $            229.6
                                                                             ==================    ==================


NET EARNINGS PER COMMON SHARE -  BASIC:
    Earnings from continuing operations                                      $             2.40    $             1.69
    Earnings from discontinued operations                                                  -                      .79
                                                                             ------------------    ------------------
        NET EARNINGS PER COMMON SHARE - BASIC                                $             2.40    $             2.48
                                                                             ==================    ==================
Shares Used in Computing Basic Earnings Per Share (in Millions)                            94.6                  88.9
                                                                             ==================    ==================

NET EARNINGS PER COMMON SHARE -  ASSUMING DILUTION:
    Earnings from continuing operations                                      $             2.35    $             1.66
    Earnings from discontinued operations                                                  -                      .73
                                                                             ------------------    ------------------
        NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION                    $             2.35    $             2.39
                                                                             ==================    ==================
Shares Used in Computing Diluted Earnings Per Share (in Millions)                          96.5                  96.1
                                                                             ==================    ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)

                                                                              December 31, 1997     December 31, 1996
                                                                             ------------------    ------------------

ASSETS
Cash and cash equivalents                                                    $            246.8    $            141.8
Trade receivables                                                                         931.4                 672.4
Inventories                                                                               774.7                 747.8
Other current assets                                                                      125.9                 242.2
                                                                             ------------------    ------------------
      TOTAL CURRENT ASSETS                                                              2,078.8               1,804.2
                                                                             ------------------    ------------------

PROPERTY, PLANT, AND EQUIPMENT                                                            915.1                 905.8
GOODWILL                                                                                1,877.3               2,012.2
OTHER ASSETS                                                                              489.5                 431.3
                                                                             ------------------    ------------------
                                                                             $          5,360.7    $          5,153.5
                                                                             ==================    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                                                        $            178.3    $            235.9
Current maturities of long-term debt                                                       60.5                  54.1
Trade accounts payable                                                                    372.0                 380.7
Other accrued liabilities                                                                 761.8                 835.9
                                                                             ------------------    ------------------
      TOTAL CURRENT LIABILITIES                                                         1,372.6               1,506.6
                                                                             ------------------    ------------------

LONG-TERM DEBT                                                                          1,623.7               1,415.8
DEFERRED INCOME TAXES                                                                      57.7                  67.5
POSTRETIREMENT BENEFITS                                                                   304.2                 310.3
OTHER LONG-TERM LIABILITIES                                                               211.1                 220.9
STOCKHOLDERS' EQUITY                                                                    1,791.4               1,632.4
                                                                             ------------------    ------------------
                                                                             $          5,360.7    $          5,153.5
                                                                             ==================    ==================



                       SUPPLEMENTAL FINANCIAL INFORMATION
                              (Millions of Dollars)
                                                                              December 31, 1997     December 31, 1996
                                                                             ------------------    ------------------

Receivables sold under sale of receivables program                           $             -       $            212.0
                                                                             ==================    ==================

                                                                                            Year Ended
                                                                             ----------------------------------------
                                                                              December 31, 1997     December 31, 1996
                                                                             ------------------    ------------------

Depreciation and amortization                                                $            214.2    $            214.6
                                                                             ==================    ==================
Capital expenditures                                                         $            203.1    $            196.3
                                                                             ==================    ==================

                  THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                      THREE MONTHS ENDED DECEMBER 31, 1997
              ANALYSIS OF CHANGES IN SALES OF CONTINUING OPERATIONS

                            (in millions of dollars)


                               United
      Consumer                 States       Europe        Other        Total

      Total Sales             $ 841.6      $ 318.2      $ 172.8    $ 1,332.6
                              -------      -------      -------    ---------

      Unit Volume                  13 %         11 %         (3)%         10 %

      Price                        (3)%         (1)%          - %         (2)%

      Currency                      - %        (11)%         (4)%         (3)%
                                  ----         ----         ----         ----

                                   10 %         (1)%         (7)%          5 %
                                  ----         ----         ----         ----


      Commercial

      Total Sales              $ 79.5       $ 68.7       $ 37.6      $ 185.8
                               ------       ------       ------      -------

      Unit Volume                  15 %         (5)%         28 %          8 %

      Price                        (2)%          - %         (1)%         (1)%

      Currency                      - %        (10)%         (6)%         (5)%
                                  ----         ----         ----         ----

                                   13 %        (15)%         21 %          2 %
                                  ----         ----         ----         ----


      Consolidated

      Total Sales             $ 921.1      $ 386.9      $ 210.4    $ 1,518.4
                              =======      =======      =======    =========

      Unit Volume                  13 %          8 %          1 %         10 %

      Price                        (3)%         (1)%          - %         (2)%

      Currency                      - %        (10)%         (4)%         (4)%
                                  ----         ----         ----         ----

                                   10 %         (3)%         (3)%          4 %
                                  ====         ====         ====         ====


                    THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                          YEAR ENDED DECEMBER 31, 1997
              ANALYSIS OF CHANGES IN SALES OF CONTINUING OPERATIONS

                            (in millions of dollars)


                               United
      Consumer                 States       Europe        Other        Total

      Total Sales           $ 2,551.3    $ 1,104.6      $ 585.7    $ 4,241.6
                            ---------    ---------      -------    ---------

      Unit Volume                   6 %          5 %          - %          5 %

      Price                        (2)%         (1)%          - %         (1)%

      Currency                      - %         (9)%         (2)%         (3)%
                                  ----         ----         ----         ----

                                    4 %         (5)%         (2)%          1 %
                                  ----         ----         ----         ----


      Commercial

      Total Sales             $ 304.4      $ 264.3      $ 130.2      $ 698.9
                              -------      -------      -------      -------

      Unit Volume                  15 %         (5)%         10 %          5 %

      Price                        (1)%          - %          - %         (1)%

      Currency                      - %         (9)%         (7)%         (5)%
                                  ----         ----         ----         ----

                                   14 %        (14)%          3 %         (1)%
                                  ----         ----         ----         ----


      Consolidated

      Total Sales           $ 2,855.7    $ 1,368.9      $ 715.9    $ 4,940.5
                            =========    =========      =======    =========

      Unit Volume                   7 %          3 %          2 %          5 %

      Price                        (2)%         (1)%          - %         (1)%

      Currency                     -  %         (9)%         (3)%         (3)%
                                  ----         ----         ----         ----

                                    5 %         (7)%         (1)%          1 %
                                  ====         ====         ====         ====


/CONTACT: Barbara B. Lucas, senior v.p.-public affairs, 410/716-2980, or F. Robert Hunter, v.p.-investor relations, 410/716-3979, both of Black & Decker/